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                                                Exhibit 15(i)(b) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT C
                                     to the
                       Rule 12b-1 Plan, dated June 1, 1993

                           VISION GROUP OF FUNDS, INC.

                            Vision Equity Income Fund


        This Plan is adopted by VISION GROUP OF FUNDS, INC. with respect to the Class of Shares of the portfolio) of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of Vision Equity Income Fund during the month.

        Witness the due execution hereof this 1st day of September, 1997.


                                                     VISION GROUP OF FUNDS, INC.


                                                     By:
                                                    President